Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates Series 2001-14
*CUSIP: 21988G791

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 30, 2002.

INTEREST ACCOUNT

Balance as of April 30, 2002 ..............................              $0.00
   Scheduled Income received on securities ................      $1,794,750.00
   Unscheduled Income received on securities ..............              $0.00
   Reinvestment proceeds received on amounts paid in
     respect of securities ................................          $2,305.94

LESS:
   Distribution to Holders ................................     -$1,794,749.69
   Distribution to Depositor ..............................         -$2,306.25
   Distribution to Trustee ................................             -$0.00
Balance as of October 30, 2002 ............................              $0.00

PRINCIPAL ACCOUNT

Balance as of April 30, 2002 ..............................              $0.00
   Scheduled Principal payment received on securities .....              $0.00
LESS:
   Distribution to Holders ................................              $0.00
Balance as of October 30, 2002 ............................              $0.00

                UNDERLYING SECURITIES HELD AS OF OCTOBER 30, 2002

Principal
Amount                     Title of Security
------                     -----------------
 $6,500,000.00             Georgia-Pacific Corporation 8.25% Debentures
                           Due March 1, 2023
                           *CUSIP: 373298BJ6

$35,400,000.00             Georgia-Pacific Corporation 8.625% Debentures
                           Due April 30, 2025
                           *CUSIP: 373298BL1

U.S. Bank Trust National Association, as Trustee


* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


                                       8